Registration No. 333-171980

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8/A
 (Post-Effective Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Argentex Mining Corporation
(Exact name of registrant as specified in its charter)

British Columbia	71-0867623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 835, 1100 Melville Street,
Vancouver, British Columbia V6E 4A6, Canada
Telephone: (604) 568-2496
(Address of Principal Executive Offices) (Zip Code)

2005 Incentive Stock Plan
2007 Stock Option Plan
(Full title of the plan)

National Registered Agents, Inc. of NV
1000 East William Street Suite 204
Carson City, Nevada 89701
Telephone: (800) 550-6724
(Name and address of agent for service)

604.568.2496
(Telephone number, including area code, of agent for service)

Copies of all communications to:

Clark Wilson LLP
Attention: Ethan Minsky
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700
Facsimile: (604) 687-6314

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [ x ]

DEREGISTRATION OF SECURITIES

This post-effective amendment No. 1 on Form S-8 (the “Post-Effective Amendment”) relates to the registration statement on Form S-8 (File No. 333-171980) (the “Registration Statement”) of Argentex Mining Corporation (the “Registrant”) filed with the Securities and Exchange Commission on January 31, 2011. Pursuant to the Registration Statement, the Registrant registered certain shares of its common stock issued or issuable pursuant to its 2005 incentive stock plan and 2007 stock option plan.

The Registrant is filing this Post-Effective Amendment to deregister 5,079,810 shares (the “Shares”), being all of the shares registered under the Registration Statement that remain unissued as of the date hereof. The Registrant is deregistering the Shares because all of the parties that hold securities that are the subject of the Registration Statement would sell on the TSX Venture Exchange in Canada and would be eligible for the registration exemption provided by Rule 904 of Regulation S promulgated under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on October 11, 2012.

Argentex Mining Corporation

By:

/s/Michael Brown
Michael Brown
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/Michael Brown
Michael Brown
President and Chief Executive Officer
(Principal Executive Officer)
Date: October 11, 2012

/s/Jeffrey Finkelstein
Jeffrey Finkelstein
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: October 11, 2012

/s/Patrick Downey
Patrick Downey
Director
Date: October 11, 2012

/s/Stephen Hanson
Stephen Hanson
Director
Date: October 11, 2012

/s/Jenna Hardy
Jenna Hardy
Director
Date: October 11, 2012

/s/Richard Thibault
Richard Thibault
Director
Date: October 11, 2012

/s/Rob Henderson
Rob Henderson
Director
Date: October 11, 2012